Exhibit 3.37

Doc 36 Exhibit 3.37  Corporations Section Geoffrey S. Connor P.O.Box 13697 Secretary of State Austin, Texas 78711-3697  Office of the Secretary of State  CERTIFICATE OF FILING OF  Whole Foods Market Rocky Mountain/Southwest, L.P. 8008910  [formerly: WHOLE FOODS MARKET SOUTHWEST, L.P.]  The undersigned, as Secretary of State of Texas, hereby certifies that an amended and restated to the certificate of limited partnership or the application for registration as a foreign limited partnership for the above named limited partnership has been received in this office and filed as provided by law on the date shown below.  Accordingly, the undersigned, as Secretary of State hereby issues this Certificate evidencing the filing in this office.  Dated: 12/22/2004 Effective: 12/22/2004  G S Connor Geoffrey S. Connor Secretary of State  Come visit us on the internet at http://www.sos.state.tx.us/ Phone: (512) 463-5555 Fax: (512) 463-5709 TTY: 7-1-1 Prepared by: Rosa Arrellano Document: 77876040002

AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP OF WHOLE FOODS MARKET SOUTHWEST, L.P.  FILED In the Office of the Secretary of State of Texas  DEC 22 2004  Corporations Section  The undersigned limited partnership (the “Partnership”), presently having the name Whole Foods Market Southwest, L.P., having been organized upon the filing of its Certificate of Limited Partnership by the Secretary of State on March 2, 1995, hereby duly executes this Amended and Restated Certificate of Limited Partnership, which is being filed with the Secretary of State in accordance with Section 2.10 of the Texas Revised Limited Partnership Act (the “Act”). The amendments being made herein are a change in the Partnership’s name to Whole Foods Market Rocky Mountain/Southwest, L.P. and a change in the name of the general partner from Whole Foods Market Southwest I, Inc. to Whole Foods Market Rocky Mountain/ Southwest I, Inc.  1. The name of the Partnership is Whole Foods Market Rocky Mountain/Southwest, L.P.  2. The address of the registered office of the Partnership is 1021 Main Street, Suite 1150, Houston, Texas 77002, and the name of the registered agent of the Partnership at such address is CT Corporation System.  3. The address of the principal office of the Partnership in the United States where its partnership records are to be kept or made available under Section 1.07 of the Act is 601 North Lamar Boulevard, Suite 300, Austin, TX 78701.  4. The name, the mailing address, and the street address of the business or residence of the general partner of the Partnership are as follows:  Whole Foods Market Rocky Mountain/Southwest I, Inc. 601 North Lamar Boulevard, Suite 300 Austin, TX 78701  SIGNED on this 17 day of DECEMBER , 2004.  GENERAL PARTNER:  WHOLE FOODS MARKET ROCKY MOUNTAIN/SOUTHWEST I, INC.  By: [ILLEGIBLE] Glenda Flanagan, President